SERVICE AGREEMENT

between

AMERICAN SURGICAL ASSISTANTS, INC.

and

CERTIFIED SURGEON ASSISTANT SERVICES, INC.

July 1, 2002

TABLE OF CONTENTS

RECITALS

I. SERVICE AGREEMENT

1.1 Definitions.

1.1-1 Service Fee

1.1-2 ASA Expense

1.1-3 ASA Services

1.1-4 Provider

1.1-5 Term

1.2 Appointment and Authority.

1.2-1 Appointment

1.2-2 Authority

1.2-3 Referrals

1.3 Covenants and Responsibilities.

1.3-1 Quality Assurance, Utilization Review, Provider Qualifications

1.3-2 ASA Personnel

A. Providers and other Personnel

B. ASA Services

C. Adherence to Professional Standards

1.3-3 Confidentiality

1.3-4 Insurance

1.3-5 Billing And Collection

1.4 Covenants and Responsibility of ASA

1.4-1 Organization and Operation

1.4-2 Confidential and Proprietary Information

1.5 Financial Arrangement

1.5-1 Service Fee

A. Amount

B. Payment

II. TERM AND TERMINATION

2.1 Initial and Renewal Term

2.2 Termination

2.2-1 Legislative, Regulatory, Administrative, or Third Party Payment Change.

2.2-2 Termination On Notice of Default

2.2.3 Compliance

2.3 Effects of Termination

III. MISCELLANEOUS.

3.1 Notices

3.2 Governing Law.

3.3 Assignment

3.4 Waiver of Breach

3.5 Enforcement

3.6 Gender and Number

3.7 Additional Assurances

3.8 Consents, Approvals, and Exercise of Discretion

3.9 Force Majeure

3.10 Severability

3.11 Divisions and Headings

3.12 Amendments and Agreement Execution 3.13 Arbitration

3.14 Entire Agreement

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (“Consulting Services Agreement”) is made and entered into effective as of the 1st day of July, 2002 (“Effective Date”), by and between American Surgical Assistants, Inc., a Texas Corporation (“ASA”), and Certified Surgeon Assistant Services, Inc., a Texas Corporation (“CSAS”).

RECITALS:

This Service Agreement is made with reference to the following facts:

A. Whereas, ASA is engaged in the provision of surgical assistant services and staffing amongst other lawful businesses in the State of Texas and wherever else ASA may now or in the future be authorized to do business, and

B. Whereas, CSAS operates as a corporation providing surgical assistant services and staffing to hospitals; and as a result has acquired certain expertise and know how, and

C. Whereas, ASA desires to focus its energies, expertise, and time on the actual delivery of surgical assistant services and staffing to hospitals and to expand the number of hospitals being provided this service by ASA. To accomplish that goal, ASA hereby delegates all of the management business aspects of such services to an entity possessing knowledge and experience in providing those services, and

D. Whereas, CSAS provides these management business services necessary to aide ASA, now and therefore and in consideration of the promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties agree as follows:

1. SERVICES PROVIDED

1:1 DEFINITIONS.

For the purposes of this Agreement, the following terms have the following meanings, unless otherwise clearly required by the context in which the term is used.

1.1-1 Service Fee. The term “Service Fee” means the weekly fee, established pursuant to this Agreement, paid by ASA to CSAS to provide compensation to CSAS.

1.1-2 ASA Expense. The term” ASA Expense” means an expense or cost that is incurred by CSAS or ASA and for which ASA is financially liable.

1.1-3 ASA Services. The term “ASA Services” means any lawful services or business services and/or staffing provided by ASA.

1.1-4 means the initial and any renewal periods of duration of this Agreement.

1.2 APPOINTMENT AND AUTHORITY

1.2-1 Appointment. ASA appoints CSAS as the sole and exclusive agent for the Services indicated herein, except as otherwise specifically agreed in writing by ASA and CSAS, and CSAS accepts the appointment.

1.2-2 Authority

A. Consistent with the provisions of this Agreement, CSAS shall be solely and exclusively responsible and retains the commensurate authority to provide specified services for ASA, including, without limitation, the provision of or arranging for, at ASA’ s expense, quality assurance and utilization programs and review, recruiting, training, monitoring, and scheduling of providers, and insuring ASA is in compliance with applicable professional standards.

1.2.3 Referrals. CSAS and ASA agree that the benefits to ASA hereunder do not require, are not payment for, and are in no way contingent upon, the referral of or any other arrangement for the provision of any item or service offered by CSAS.

1.3 COVENANTS AND RESPONSBILITIES

1.3-1 Management Activities: CSAS shall provide the day to day management of ASA as it conducts its business.

1.3-2 Confidentiality. CSAS agrees to keep confidential and not to take, retain, use, or disclose to others during the term of this Agreement except as expressly consented to in writing by ASA or by law, any secrets or confidential technology, proprietary information, patient lists or records, documents pertaining to AS A’ s business or financial conditions, trade secrets of ASA, or any matter or thing ascertained by CSAS through CSAS’s relationship with ASA, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests of ASA. CSAS further agrees that upon termination or expiration of this Agreement, CSAS and each of its members, partners, employees, contractors, or agents will neither take nor retain, without prior written authorization from ASA, any papers, patient lists, fee books, illes, or other documents or copies thereof or other confidential information of any kind belonging to ASA or pertaining to ASA’s business, financial condition, or products. Without limiting other possible remedies to ASA for the breach of this covenant, CSAS agrees that injunctive or other equitable relief shall be available to enforce this covenant regarding confidentiality of information, such relief to be without necessity of posting bond, cash, or otherwise. CSAS further agrees that if any restriction contained in this Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other.

1.3-4 CSAS’s Insurance. Throughout the Term, CSAS shall obtain and maintain with commercial carriers, through self-insurance, or by some combination thereof, appropriate comprehensive general liability insurance covering CSAS, in such amounts, on such basis, and upon such terms and conditions as CSAS deems appropriate. Upon the request of ASA, CSAS shall provide ASA with a certificate evidencing such insurance coverage. Such Insurance shall be provided at the expense of ASA.

1.4 COVENANTS AND RESPONSIBILITY OF ASA

1.4-1 Organization and Operation. ASA, as a continuing condition of CSAS’s obligations under this Agreement, shall at all times during the term be and remain legally organized and operated to provide ASA Services in a manner consistent with all applicable state and federal laws.

1.4-2 Confidential and Proprietary Information. ASA acknowledges the confidentiality of its relationship with CSAS and of any confidential information of which it may learn or obtain during the Term of this Agreement ASA agrees to keep confidential and not to take, retain, use, or disclose to others during the term of this Agreement, except as expressly consented in writing by CSAS or by law, any secrets or confidential technology, proprietary information, strategic plans, patient lists or records, documents pertaining to CSAS’s business or financial conditions (including the terms of this Agreement), trade secrets of CSAS, or any matter or thing ascertained by ASA through ASA’ s relationship with CSAS, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests or trade secrets of CSAS. ASA further agree that upon termination or expiration of this Agreement, ASA and each and every of its members, partners, employees, contractors, or agents will neither take nor retain, without prior written authorization from CSAS, any papers, patient lists, fee books, files, or other documents or copies thereof or other confidential information of any kind belonging to CSAS or pertaining to CSAS’s business, sales, financial condition, or products. Without limiting other possible remedies to CSAS for the breach of this covenant, ASA agree that injunctive or other equitable relief shall be available to enforce this covenant regarding confidentiality of information, such relief to be without necessity of posting bond, cash, or otherwise. ASA further agree that if any restriction contained in this Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other.

1.5 FINANCIAL ARRANGEMENT

1.5-1 Service Fee. :

CSAS shall receive Fee an amount equal to the following:

A. Amount of Service Fee: A annual fee of $260,000.00 payable at $5,000.00 per week. CSAS will be compensated for services performed by CSAS during the term of this agreement. This fee shall be paid every Friday

B. Additional Fees due to CSAS:. Additionally, CSAS and/or its representatives or assignees shall receive the following:

1.5.1-B.1 Automobile allowance sufficient to cover the purchase or lease price of an automobile chosen by CSAS including but is not limited to the purchase price, daily maintenance expenses, fuel expense, insurance expenses and premiums and all repairs.

1.5.1-B.2 life insurance on the representative of CSAS in the amount of $5,000,000.00 payable to a beneficiary chosen and assigned by CSAS.

1.5.1-B.3 Health insurance coverage with ASA reimbursing CSAS for any portions thereof that are deemed not covered by the insurance carrier.

1.5.1-B.4 Disability insurance in the amount of $10,000.00 per month for a minimum of five years following any disability that lasts more than 90 days.

1.5.1-B.5 An expense account in the amount of $10,000.00 per month.

1.5.1-B.6 A buy-out, one-time compensation equal to the total of the remaining fees payable to CSAS and the time this Agreement is terminated, and a termination Severance pay of $3,000,000.00 payable to CSAS at the time of termination.

1.5.1-B.7 An option to purchase 5% of any shares issued by ASA during the term of this contract at a discounted price equal to 25% of the price recorded at the close of trading on the day such issue is authorized by ASA.

II. TERM AND TERMINATION

2.1 INITIAL TERM AND RENEWAL TERM. The Term of this Agreement shall be for an initial period of fifteen (15) years after the Effective Date of this Agreement and shall be automatically renewed for an equal successive period, provided that neither CSAS nor ASA shall have given notice of termination of this Agreement sixty (60) days before the end of the initial term or any renewal term.

III. MISCELLANEOUS.

3.1 NOTICES. Any notice, demand, or communication required, permitted, or desired to be given under this Agreement shall be deemed effectively given when in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, addressed as follows;

ASA:

American Surgical Assistants, Inc. 10039 Bissonnet St. , Suite 250, Houston Texas 77036

CSAS:

Certified Surgeon Assistant Services, Inc. P.O. BOX 720417, Houston, Texas 77272-0417

or to another address, or to the attention of another person or officer, that either party may designate by written notice.

3.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas and shall be enforceable in Harris County, Texas. The federal and state courts of Harris County, Texas, shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding, or other proceeding as between the parties that may be brought in connection with or by reason of, or arise out of, this Agreement.

3.3 ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party.

3.4 WAIVER OF BREACH. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision.

3.5 ENFORCEMENT. If either party resorts to legal action to enforce or interpret any provision of this Agreement, the prevailing party sha11 be entitled to recover the costs and expenses of the action, including, without limitation, reasonable attorneys’ fees.

3.6 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural.

3.7 ADDITIONAL ASSURANCES. Except as may be specifically provided in this Agreement to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute any additional instruments and take any additional acts that are reasonable and that the requesting party may deem necessary to effectuate this Agreement.

3.10 SEVERABILITY. The parties have negotiated and prepared the terms of this Agreement in good faith and with the intent that every te~ covenant, and condition be binding upon and inure to the benefit of the respective parties. Accordingly, if anyone or more of the terms, provisions, promises, covenants, or conditions of this Agreement or the application thereof to any, person or circumstance shall be adjudged to any extent invalid, unenforceable, void, or voidable for any reason whatsoever by a court of competent jurisdiction, that provision shall be as narrowly construed as possible, and all the remaining terms, provisions, promises, covenants, and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to applicable law.

3.11 DIVISIONS AND HEADINGS. The divisions of this Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith is solely for convenience and shall not affect in any way the meaning or interpretation of this Agreement.

3.12 AMENDMENTS AND AGREEMENT EXECUTION. This Agreement and its amendments, if any, shall be in writing and may be executed in multiple copies on behalf of the parties.

3.14 ENTIRE AGREEMENT. With respect to the subject matter of this Agreement, this Agreement supersedes any and all previous contracts and constitutes the entire agreement between the parties. Neither party shall be entitled to benefits other than those specified in this Agreement. No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated by amendment as provided in this Agreement, such amendment(s) to become effective on the date stipulated in the amendment(s). The parties specifically acknowledge that, in entering into and executing this Agreement, the parties rely solely upon the representations and agreements in this Agreement and upon no others.

IN WITNESS WHEREOF, ASA and CSAS have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

ASA:

AMERICAN SURGICAL ASSISTANTS, INC.

By:	/s/ Zak Elgamal

Title:	President

And:	By:	/s/ Jaime Olmo, Jr.

Title:	Vice President

CSAS:                  CERTIFIED SURGEON ASSISTANT SERVICES, INC.

By:	/s/ Jaime Olmo, Jr.

Title:	Vice President

PSAS: AS AN AFFECTED PARTY ACKNOWLEDGMENT OF THIS AGREEMENT

PROFESSIONAL SURGICAL ASSISTANTS, INC.

By:	/s/ Zak Elgamal

Title:	President

RENEWAL OF SERVICE AGREEMENT

This addendum (ARenewal of Service Agreement@) is made and entered into effective the 1 st day of July 1, 2005 (AEffective Date”), by and between American Surgical Assistants, Inc., a Texas corporation (AASA@), and Certified Surgeon Assistant Services, Inc., a Texas corporation (“CSAS@).

RECITALS:

This is a renewal of the Service Agreement into on July 1,2002 with the following modifications:

Item: I. CONSULTING SERVICES PROVIDED: 1.5.1-B.8 is added:

1.5.1-B.8 EFFECTS OF TERMINATION ON OWNERSHIP OF STOCK: Termination of this Agreement shall not affect in anyway the ownership and or rights of ownership by CSAS of shares in ASA or any of its assignees or successors.

Item II. TERM AND TERMINATION: 2.1 INITIAL TERM AND RENEWAL TERM: Shall be changed to read as follows:

Item II. TERM AND TERMINATION: 2.1 INITIAL TERM AND RENEWAL TERM: The term of the Agreement shall be FIVE years from the date of this renewal, to be automatically renewed for equal terms unless either party notifies the other, in writing, within sixty (60) days of the desire not to renew this Agreement.

All other terms and conditions of the renewed Agreement shall remain in force without modification.

IN WITNESS WHEREOF, ASA and CSAS have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

AMERICAN SURGICAL ASSISTANTS, INC.

By:	/s/ Zak Elgamal	By:	/s/ Jaime Olom, Jr.
Title:	/s/ Zak Elgamal	Title:	/s/ Jaime Olom, Jr.

PSAS: AS AN AFFECTED PARTY ACKNOWLEDGMENT OF THIS AGREEMENT:

PROFESSIONAL SURGICAL ASSISTANTS, INC.

By: /s/ Zak Elgamal

Title: Zak Elgamal